FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                          ______________________

                              CURRENT REPORT

                      Pursuant to Section 13 of 15(d)
                of the Securities and Exchange Act of 1934

                          _______________________

                      Date of Report:   June 28, 1996


                        F & M BANCORPORATION, INC.
          (Exact name of registrant as specified in its charter)


         Wisconsin              0-14553           39-1365327
       (State or other     (Commission File    (I.R.S. Employer
       jurisdiction of          Number)       Identification No.)
        incorporation)


  ONE BANK AVENUE, KAUKAUNA, WISCONSIN                   54130
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code: (414) 766-1717

Item 2.    Acquisition or Disposition of Assets

     On June 28, 1996, F&M Bancorporation, Inc. ("F&M") consummated its previously announced acquisition of Community State Bank (the "Bank"). F&M acquired the Bank pursuant to an Agreement and Plan of Reorganization and Merger dated as of February 22, 1996. Under the Agreement, the Bank was merged with a wholly-owned subsidiary of F&M (the "Merger"). In the Merger, each of the 46,000 outstanding shares of common stock of the Bank ("Bank Stock") was converted into shares of F&M Common Stock, $1.00 par value ("F&M Common"), in a conversion ratio determined pursuant to a formula set forth in the Agreement, and the Bank became a wholly-owned subsidiary of F&M. The formula resulted in a conversion ratio of 9.2 shares of F&M Common for each share of Bank Stock. A total of 423,172 shares of F&M Common was therefore issued in the Merger, valued (including under $1,000 in cash paid in lieu of fraction share interests) at $12.5 million.

     The acquisition transaction was negotiated at arm's length between F&M and the directors of the Bank (none of whom were or are affiliated with F&M, its affiliates, its directors and officers and their associates). F&M is accounting for the Merger using the pooling of interests method of accounting.

     The Bank is a Wisconsin state bank with its main office in Kewaunee County, Wisconsin, and a branch in Door County, Wisconsin. Because of the relative sizes of F&M and the Bank, F&M is not required to provide herein historical financial statements of the Bank, or pro forma financial information of F&M reflecting the Merger. However, certain financial statements of the Bank may be referred to in F&M's Registration Statement on Form S-4 (Registration No. 333-02207), and the Bank has supplied the following summary Bank financial information as of and for the years ended December 31, 1995 and 1994 and as of and for the quarter ended March 31, 1996:

                              As of, or for the
                               quarter ended,     As of, or for the year
                               March 31, 1996       ended, December 31,
                                       (unaudited, in thousands)
                                                   1995          1994
Total Assets. . . . . . . . . . .   $51,916      $53,152       $50,784
Total Loans . . . . . . . . . . .    19,775       20,021        19,615
Allowance for Loan Losses . . . .       294          318           348
Total Deposits. . . . . . . . . .    43,472       44,523        43,196
Shareholders' Equity. . . . . . .     8,048        8,175         7,361

Net Income. . . . . . . . . . . .       174          629           660

Item 7.    Financial Statements and Exhibits

     (a) and (b) Financial statement filing requirements are not applicable because the Bank does not meet the significance tests, as compared to F&M, which would require historical financial information of the Bank or pro forma financial information of F&M in this Report. However, certain summary financial information of the Bank is included in Item 2.

     (c)  Exhibits   See the Exhibit Index, immediately following
the signature page to this Report, which is incorporated herein by reference.

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   June 28, 1996                  /s/ Daniel E. Voet
                                       Daniel E. Voet
                                       Chief Financial Officer
                                       and Treasurer

                         F&M BANCORPORATION, INC.

                               EXHIBIT INDEX
                                    to
                          FORM 8-K CURRENT REPORT
                         Dated as of June 28, 1996



 Exhibit                                         Incorporated by
 Number          Description                      Reference To

2.1(a)  Plan and Agreement of Merger         Exhibit 2.1 to F&M's
        and Reorganization dated as          Registration Statement
        of February 27, 1996 by and          on Form S-4 (Registration
        among F&M, F&M Interim Bank          No. 333-02207)
        and Community State Bank